THE HARTFORD MUTUAL FUNDS, INC.

CERTIFICATE OF CORRECTION

THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The name of the applicable Maryland corporation is The Hartford Mutual Funds, Inc.

SECOND: The name of the document being corrected is the Articles Supplementary.

THIRD: The Hartford Mutual Funds, Inc. is the sole party to the Articles Supplementary.

FOURTH: The Articles Supplementary were filed with SDAT on October 21, 2022 (the “Articles”).

FIFTH: 100,000,000 Class I shares of The Hartford Total Return Bond Fund, a series of the Corporation (the “TRB Fund”), were inadvertently added to the section of the Articles that references the total number of shares that reference Hartford Real Total Return Bond Fund (the “RTRB Fund” and, together with TRB Fund, the “Funds”) total number of authorized shares. The current section of the Articles that references the Funds, and their classes and the number of shares is as follows:

Hartford Real Total Return Fund
Class A	125,000,000
Class C	75,000,000
Class F	50,000,000
Class I	200,000,000
Class T	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	10,000,000

The Hartford Total Return Bond Fund
Class A	175,000,000
Class B	75,000,000
Class C	50,000,000
Class F	200,000,000
Class I	100,000,000
Class T	50,000,000
Class Y	400,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	150,000,000

SIXTH: The section that references the total number of authorized shares of the Funds and their share classes is now deleted and replaced with the following:

Hartford Real Total Return Fund
Class A	125,000,000
Class C	75,000,000
Class F	50,000,000
Class I	50,000,000
Class T	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	10,000,000

The Hartford Total Return Bond Fund
Class A	175,000,000
Class B	75,000,000
Class C	50,000,000
Class F	200,000,000
Class I	200,000,000
Class T	50,000,000
Class Y	400,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	150,000,000

SEVENTH: The undersigned Vice President of the Corporation acknowledges this CERTIFICATE OF CORRECTION to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 1st day of February 2023.

ATTEST:	THE HARTFORD MUTUAL FUNDS, INC.

/s/ Alice A. Pellegrino	By:	/s/ Thomas R. Phillips
Alice A. Pellegrino		Thomas R. Phillips
Assistant Secretary		Vice President